UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

Rio Vista Energy Partners L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road, Suite 1285 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 467-8235

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Retirement of Charles C. Handly, President and CEO

On October 4, 2006, Charles C. Handly, President and Chief Executive Officer of Rio Vista GP LLC (the “General Partner”), the general partner of Rio Vista Energy Partners L.P. (“Rio Vista”), informed the Board of Managers of his intention to retire effective October 23, 2006. The Board of Managers accepted Mr. Handly’s resignation effective such date and thanked Mr. Handly for his years of service to Rio Vista.

Management Bonuses

On October 4, 2006, the Board of Managers approved the payment of cash bonuses to executive officers in recognition of the completion of the sale of LPG assets to TransMontaigne Product Services, Inc. The bonus amounts are as follows: Charles C. Handly, President and Chief Executive Officer, $50,000; Ian T. Bothwell, Vice President and Chief Financial Officer, $30,000; and Jerry L. Lockett, Vice President and Secretary, $15,000. The expense of the bonuses will be shared with Penn Octane Corporation (“Penn Octane”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2006, the Board of Managers approved an amendment to the Amended and Restated Limited Liability Company Agreement (the “GP Operating Agreement”) of the General Partner, to provide as follows:

•
to change the persons designated as authorized persons who may execute, deliver and file amendments of the certificate of formation of the General Partner to reflect the current chairman of the board, chief executive officer and chief financial officer of the General Partner.

•
to permit the payment of compensation to members of the Board of Managers, in the discretion of the Board of Managers. Permitted forms of compensation include, without limitation, cash, common units of Rio Vista and/or options to purchase such common units. A manager who is also an officer or employee of the General Partner is not entitled to receive additional compensation for his services as a manager.

The amendments are effective on October 6, 2006. Before the amendments, the GP Operating Agreement designated prior officers of the General Partner as authorized persons for purposes of amendments to the Certificate of Formation of the General Partner and did not authorize payment of compensation to members of the Board of Managers.

Item 8.01. Other Events.

Effective October 6, 2006, Richard R. Canney, Chairman of the Board of Managers of the General Partner, was elected to the board of directors of Penn Octane. Mr. Canney will continue to serve on the Board of Managers of the General Partner.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	First Amendment to Amended and Restated Limited Liability Company Agreement of Rio Vista GP LLC dated as of October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By: Rio Vista GP LLC, its General Partner

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary, (Principal Financial and Accounting Officer)

Date: October 11, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to Amended and Restated Limited Liability Company Agreement of Rio Vista GP LLC dated as of October 6, 2006

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